SPECIAL POWER OF ATTORNEY

The undersigned, HUEY-JEN JENNY SU, does hereby constitute and appoint BRETT R. WHITMIRE, of 5324 Seascape Lane, Plano, TX 75093, as her Attorney in Fact to act for and in the name, place, and stead of HUEY-JEN JENNY SU, to make, execute, and deliver any and all documents or instruments, and do and perform any and all things and actions, which HUEY-JEN JENNY SU might have done if personally present, which may be necessary or advisable in connection with the following:

To execute, deliver, and file all such documents and things, including, without limitation, reports and filings with the United States Securities and Exchange Commission, Internal Revenue Service, and Nasdaq Stock Exchange, as may be required to be executed, delivered, and filed by HUEY-JEN JENNY SU in connection with the beneficial ownership by HUEY-JEN JENNY SU of securities of Diodes Incorporated.

The undersigned further grants to the attorney in fact full authority to act in any manner both proper and necessary to the exercise of the foregoing powers, including the full power of substitution or revocation, and ratifies every act that he may lawfully do or purport to do, or may have done or purported to have done, in connection with any of the foregoing.

Executed on JANUARY 17, 2025

/s/HUEY-JEN JENNY SU